UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2019

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2019, the Board of Directors (the “Board”) of First Northwest Bancorp (the "Company") approved amendments to the Company's bylaws (as amended, the “Amended Bylaws”), effective immediately. The principal changes effected by the Amended Bylaws are summarized below. Section references are to sections of the Amended Bylaws.
Acceptance of Votes
Section 11 of Article II was revised to reflect the applicable requirements of the Washington Business Corporation Act regarding acceptance of votes at meetings of shareholders.
Procedures for Electing Vice-Chairman
The procedures for electing a Vice-Chairman in Section 2 of Article III now provide for recommendations of nominees for the position to be submitted by the Nominating and Corporate Governance Committee (the “Nominating Committee”) to the Board at its annual organizational meeting, rather than by the Chairman. The Chairman may submit recommendations to the Nominating Committee. Additional nominations may be made by other directors at the annual organizational meeting.
Resignation
Section 9 of Article III no longer provides for the automatic resignation of a director in the event of his or her unexcused absence from three consecutive regular meetings.
Mandatory Retirement
As amended, Section 15 of Article III changes the timing of mandatory retirement of directors to be effective as of the first annual meeting of shareholders after attaining 75 years of age.
Appointment of Committee Members
Section 1 of Article IV now provides for approval of the appointment of committee members by the affirmative vote of the greater of a majority of the directors then in office and the number of directors required to take action in accordance with the Bylaws. Previously, committee members were appointed by the Chairman of the Board. A corresponding change was made to Section 7 of Article IV regarding the filling of vacancies on committees.
Other Ministerial Changes
Other ministerial, clarifying, conforming, organizational, stylistic and renumbering changes not described above, including revisions intended to reflect the Company’s operations more closely, were also made in the Amended Bylaws.
The foregoing summary of provisions of the Amended Bylaws that were adopted or changed by amendment is qualified in its entirety by reference to the full text of the Amended Bylaws. A copy of the Amended Bylaws, marked to show the language that has been added or deleted, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibit. The following exhibit is filed with this Form 8-K.

Exhibit No.    Description

3.1	Bylaws of First Northwest Bancorp, as amended effective January 22, 2019 (marked to show revisions)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date:	January 28, 2019	/s/Laurence J. Hueth
Laurence J. Hueth
President and Chief Executive Officer